UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2021

TORRID HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40571	84-3517567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18501 East San Jose Avenue

City of Industry, California 91748

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 667-1002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	CURV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2021, the Board of Directors (the “Board”) of Torrid Holdings Inc. (the “Company”) appointed Valeria Rico Nikolov as a member of the Board.

Ms. Rico Nikolov is the founder and Chief Executive Officer of GGA Solutions, an outsourced customer and back-office solutions provider. Prior to GGA Solutions, Ms. Rico Nikolov served as the Chief Executive Officer of Confie Seguros, one of the largest personal lines insurance distributors in the United States, from November 2014 to November 2016. Ms. Rico Nikolov also served as Confie Seguros’ Chief Operating Officer from August 2013 to November 2014 and Chief Strategy Officer from August 2012 to August 2013. Prior to Confie Seguros, Ms. Rico Nikolov served as the Chief Executive Officer and President of Lexicon Marketing from 2004 to 2011. Ms. Rico Nikolov served on the board of directors of Herbalife Nutrition from March 2006 to March 2009. Ms. Rico Nikolov holds a degree in Law from the Complutense University of Madrid, Spain. In addition to her service on our board of directors, Ms. Rico Nikolov also serves as a member of the board of directors of Phoenix House California, which provides addiction and behavioral health services to individuals and families overcoming substance abuse, and as a member of the board of trustees of the Buckley School. As a result of these and other professional experiences, Ms. Rico Nikolov possesses particular knowledge and experience in marketing, human capital management, strategic planning and leadership of complex organizations, and board practices of other major corporations that strengthen the board’s collective qualifications, skills and experience.

In connection with its decision to appoint Ms. Rico Nikolov to the Board, the Board determined that Ms. Rico Nikolov will be an “independent” director, as independence is defined in Rule 10A-3 of the Securities Act of 1934, as amended, and under the New York Stock Exchange listing standards. The Board has also determined that Ms. Rico Nikolov will serve on the Audit Committee. Ms. Rico Nikolov will serve as a director until the Company’s 2024 Annual Meeting of Stockholders.

Ms. Rico Nikolov will receive compensation in accordance with the Company’s standard director compensation arrangements for non-employee directors as described under the heading “Director Compensation” in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on June 30, 2021.

The Company also entered into an indemnification agreement with Ms. Rico Nikolov in connection with her appointment to the Board. The indemnification agreement is in substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 30, 2021. There are no other transactions with Ms. Rico Nikolov which would require disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Ms. Rico Nikolov and any other person pursuant to which Ms. Rico Nikolov was selected as a director.

Item 7.01 Regulation FD Disclosure.

On September 27, 2021, the Company issued a press release announcing the appointment of Ms. Rico Nikolov as a member of the Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Torrid Holdings Inc. dated September 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRID HOLDINGS INC.

By:	/s/ George Wehlitz
Name:	George Wehlitz
Title:	Chief Financial Officer

Date: September 27, 2021

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